     As filed with the Securities and Exchange Commission on October 9, 1997
                                                       Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                23-2707366
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)


900 West Valley Road, Suite 1000
     Wayne, Pennsylvania                                 19087
(Address of principal executive offices)              (Zip Code)

                          1996 Equity Compensation Plan
                            (Full title of the plans)

                              MARVIN I. WEINBERGER
                             Chief Executive Officer
                                Infonautics, Inc.

                        900 West Valley Road, Suite 1000
                           Wayne, Pennsylvania  19087
                     (Name and address of agent for service)

                                  610-971-8840
          (Telephone number, including area code, of agent for service)

                                 --------------

                         Copy of all communications to:

                                  DAVID R. KING
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                        Proposed maximum  Proposed maximum
Title of securities     Amount to be     offering price      aggregate          Amount of
to be registered         registered         per share      offering price   registration fee
--------------------------------------------------------------------------------------------
Class A Common            327,620          $2.7188 (1)       $890,733.26 (1)   $400.51
Stock, no par value      shares(3)

                      -------------------------------------------------------
                          172,380          $  2.50 (2)       $430,950.00 (2)
                         shares(3)
--------------------------------------------------------------------------------------------

_______________
(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock of October 7, 1997, as reported on the Nasdaq National Market.

(2) Calculated pursuant to paragraph (h)(1) of Rule 457, based on the actual per share exercise price of stock options.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this
    Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

    This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 500,000 shares (the "Shares") of Class A Common Stock, no par value. The Shares are securities of the same class and relating to the same employee benefit plan, the 1996 Equity Compensation Plan, as those shares registered in the Company's registration statement on Form S-8, previously filed with the Securities and Exchange Commission on September 19, 1996. The earlier registration statement on Form S-8, Registration No. 333-12279 is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits.


Exhibit
Number                  Exhibit
-------                 -------

4.1      1996 Equity Compensation Plan, as amended and restated as of April 1,
         1997 and as of September 23, 1997.

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 3rd day of October, 1997.

                        INFONAUTICS, INC.

                        By:   /s/Marvin I. Weinberger
                            -------------------------
                              Marvin I. Weinberger
                              Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Ronald A. Berg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Capacity                       Date
---------                    --------                       ----

/s/Marvin I. Weinberger      Principal Executive Officer    October 3, 1997
-----------------------      and Director
Marvin I. Weinberger


/s/Ronald A. Berg            Principal Financial and        October 3, 1997
-----------------------      Accounting Officer
Ronald A. Berg


/s/Israel J. Melman          Director                       October 3, 1997
-----------------------
Israel J. Melman


/Howard L. Morgan            Director                       October 3, 1997
-----------------------
Howard L. Morgan


/s/Lloyd N. Morrisett        Director                       October 3, 1997
-----------------------
Lloyd N. Morrisett


/s/Barry Rubenstein          Director                       October 3, 1997
-----------------------
Barry Rubenstein


                             Director
-----------------------
Lester D. Wunderman
Director


/s/Michael Zisman            Director                       October 3, 1997
-----------------------
Michael Zisman


                                 EXHIBIT INDEX


  EXHIBIT
    NO.                              DESCRIPTION
-----------                          -----------
     4.1     1996 Equity Compensation Plan, as amended and restated as of
             April 1, 1997 and as of September 23, 1997.

     5.1     Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

    23.1     Consent of Coopers & Lybrand L.L.P.

    23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

    24.1     Power of Attorney (set forth on the signature page of this Registration Statement).
